SUB-ITEM 77Q: EXHIBITS

Federated Core Trust

Amendment No. 9
to the Declaration of Trust
dated August 21, 1996


This Declaration of Trust is
amended as follows:


Strike Section 5 of Article III and
replace it with the following:

	Section 5.  Establishment and
Designation of Series.  Without
limiting the authority of
the Trustees set forth in Article XIII,
Section 7, inter alia, to
establish and designate any
additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Federated Bank Loan Core Fund
Federated Inflation-Protected
Securities Core Fund
Federated Mortgage Core Portfolio
High-Yield Bond Portfolio


		The undersigned hereby certify
that the above Amendment is a true and correct
Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2012, to become effective on the 31st day of December, 2012.

	WITNESS the due execution hereof
this 15th day of November, 2012.



/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


/s/ J. Christopher Donahue
/s/ Charles F. Mansfield, Jr.
J. Christopher Donahue
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ Thomas M. O'Neill
Nicholas P. Constantakis
Thomas M. O'Neill


/s/ John F. Cunningham
/s/ John S. Walsh
John F. Cunningham
John S. Walsh


/s/ Maureen Lally-Green

Maureen Lally-Green





	- 2 -